CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this combined Post-Effective Amendment No. 5 to Registration Statement No. 333-138071 and Amendment No. 7 to Registration Statement No. 811-21965 on Form N-2 of our report dated June 1, 2009, relating to the financial statements of Rochdale Core Alternative Strategies Fund LLC (the “Fund”) and of our report dated June 1, 2009, relating to the financial statements of Rochdale Core Alternative Strategies Master Fund LLC, which are attached to and are an integral part of the Fund’s financial statements, appearing in the Statement of Additional Information, which is part of each such Registration Statement, and to the references to us under the headings “Accountants and Legal Counsel” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of each such Registration Statement.

O'CONNOR DAVIES MUNNS & DOBBINS, LLP

New York, New York
September 2, 2009